Exhibit 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 28, 2003, on the consolidated financial statements of Charter Oak Community Bank Corp. and Subsidiary for the year ended December 31, 2002, included in the Registration Statement on Form S-1 of Rockville Financial, Inc. (No. 333-121421).

/s/ MCGLADREY & PULLEN, LLP

New Haven, Connecticut
July 13, 2005